                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              GREENPOINT FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] Greenpoint Financial

March 29, 2002

Dear Fellow Stockholder:

   I hope you will be able to join us at our annual stockholders meeting on Tuesday, May 14, 2002. The meeting will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, and will begin at 11:00 a.m.

   Attached is the formal notice of the meeting and a proxy statement that fully describes the business that will take place. The major business will be the election of directors and ratification of PricewaterhouseCoopers LLP as our auditor.

   Officers of the Corporation as well as representatives of PricewaterhouseCoopers will be present to answer any questions you may have regarding the business of the meeting.

   The Directors believe that the matters you will be asked to vote on at the meeting are in the best interest of our Corporation, and we urge you to vote "FOR" all of them. Our reasons are fully explained in the proxy statement.

   It is important that your shares be represented at the meeting whether or not you are present. Please be sure to complete and mail the enclosed proxy card in the postage-paid return envelope or use the telephone or Internet voting procedure described on the proxy card--even if you plan to attend in person.

   On behalf of the Directors and our employees, let me thank you once again for your support.

                                        Sincerely yours,

                                        /s/ Thomas S. Johnson

                                        Thomas S. Johnson
                                        Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                          GREENPOINT FINANCIAL CORP.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1202

--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 14, 2002

--------------------------------------------------------------------------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of GreenPoint Financial Corp. (the "Corporation"), will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 14, 2002 at 11:00 a.m., local time.

   A Proxy Card for the Meeting is enclosed. A Proxy Statement for the meeting also is enclosed, unless you have consented previously to access it electronically via the Internet.

   The Meeting is for the purpose of considering and acting upon:

1. The election of four Directors of the Corporation.

2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for the year ending December 31, 2002.

3. The transaction of such other matters as may properly come before the Meeting or any postponements or adjournments thereof.

   The Board of Directors is not aware of any other business to come before the Meeting.

   Action may be taken on any of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be postponed or adjourned. Stockholders of record as of the close of business on March 26, 2002 are the stockholders entitled to vote at the Meeting and any postponements or adjournments thereof.

   You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-paid return envelope. Alternatively, you may use a toll-free telephone number or the Internet as described on the enclosed Proxy Card. The proxy, in whichever form received, will not be used if you attend and vote at the Meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Howard C. Bluver

                                        Howard C. Bluver
                                        Secretary

New York, New York
March 29, 2002

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. IF YOU COMPLETE THE ENCLOSED PROXY CARD, A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY USE THE TELEPHONE OR INTERNET VOTING PROCEDURE DESCRIBED ON THE PROXY CARD.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      of
                          GREENPOINT FINANCIAL CORP.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1202

                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 14, 2002

--------------------------------------------------------------------------------

                                    GENERAL

--------------------------------------------------------------------------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GreenPoint Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 14, 2002 at 11:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about March 29, 2002.

--------------------------------------------------------------------------------

                      VOTING AND REVOCABILITY OF PROXIES

--------------------------------------------------------------------------------

   Proxies solicited by the Board will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth below and for ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for the year ending December 31, 2002. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a Director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

   The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), entitled to vote is necessary to constitute a quorum at the Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

   Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all postponements or adjournments thereof. Proxies may be revoked by written notice to Howard C. Bluver, Secretary of the Corporation, at the address shown above, by filing a later dated proxy (using a proxy card, or the telephone or Internet voting procedure) prior to a vote being taken on a particular proposal at the Meeting, or by attending the Meeting and voting in person.

--------------------------------------------------------------------------------

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

--------------------------------------------------------------------------------

   Stockholders of record as of the close of business on March 26, 2002 are entitled to one vote for each share then held. As of March 26, 2002, the Corporation had 99,541,224 shares of Common Stock issued and outstanding.

   As provided in the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed the beneficial owner of shares owned by an affiliate of, and by persons acting in concert with, such person or entity. The Certificate of Incorporation authorizes the Board to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Corporation to enable the Board to implement and apply the Limit. The Certificate of Incorporation provides that neither the GreenPoint Employee Stock Ownership Plan (the "ESOP") nor the trustee of the ESOP (the "ESOP Trustee") may be deemed, for purposes of applying the Limit, to beneficially own any Common Stock held by the ESOP.

   Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon such reports, the following table sets forth, as of December 31, 2001, certain information as to the Common Stock beneficially owned by persons owning in excess of 5% of the outstanding Common Stock. Management knows of no person, except as listed below, who owned more than 5% of the outstanding Common Stock as of December 31, 2001.

                                                  Amount and Nature  Percent of
               Name and Address                     of Beneficial   Outstanding
               of Beneficial Owner                  Ownership(1)    Common Stock
               -------------------                ----------------- ------------
GreenPoint Employee Stock Ownership Plan
  90 Park Avenue
  New York, New York 10016.......................    14,850,217(2)     14.89%

--------
(1) In accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has shared voting or investment power with respect to such shares, or has a right to acquire beneficial ownership at any time within sixty days of the date of determination of beneficial ownership. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) In accordance with the ESOP, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), the ESOP Trustee must vote all allocated shares of Common Stock held in the ESOP in accordance with the instructions of the participating employees. Pursuant to the ESOP, unallocated shares of Common Stock will be voted by the ESOP Trustee in a manner calculated to reflect most accurately the instructions the ESOP Trustee has received from participants regarding the allocated shares of Common Stock. Notwithstanding the foregoing, all unallocated shares of Common Stock must be voted by the ESOP Trustee in accordance with the ESOP Trustee's responsibilities under provisions of ERISA. As of March 26, 2002, 5,101,542 shares of Common Stock were allocated under the ESOP, excluding shares of Common Stock distributed from the ESOP to former ESOP participants.

--------------------------------------------------------------------------------

                       PROPOSAL 1--ELECTION OF DIRECTORS

--------------------------------------------------------------------------------
   The Board is currently composed of eleven members. Pursuant to the Certificate of Incorporation, the Board is divided into three classes which must be as nearly equal in number as possible. The term of one class of Directors expires at each Meeting. The Certificate of Incorporation provides that Directors are to be elected for terms of three years and until their successors are elected and qualified.

   Four Directors will be elected at the Meeting to serve for a three-year period and until their respective successors have been elected and qualified. The Board has nominated to serve as Directors Dan F. Huebner, William M. Jackson, Thomas S. Johnson and Charles B. McQuade, all of whom are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

   A plurality of the votes cast by stockholders present at the Meeting, in person or by proxy, and entitled to vote is required for the election of Directors. Stockholders may not vote their shares of Common Stock cumulatively for the election of Directors. Neither abstentions nor broker non-votes will affect the outcome of the election of Directors.

   THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

--------------------------------------------------------------------------------

         Information with Respect to Nominees and Continuing Directors

--------------------------------------------------------------------------------

Nominees for Election as Directors for the Term Expiring in 2005

   Dan F. Huebner, 70, has been a Director of the Corporation since its formation in August 1993. A graduate of the University of Minnesota, Mr. Huebner also holds both a masters and professional degree in aeronautics from the California Institute of Technology. He is the retired Vice Chairman and a Director of Grumman Corporation. Mr. Huebner is presently a Trustee of the Atlantic Mutual Insurance Co. and the Vesterheim Norwegian American Museum, and a Director of the Centennial Insurance Co. and the Atlantic Specialty Insurance Co.
   William M. Jackson, 53, has been a Director of the Corporation since its formation in August 1993. A graduate of Harvard College, Mr. Jackson received a law degree from George Washington University Law School. Mr. Jackson is a partner with Satterlee, Stephens, Burke & Burke, L.L.P., a law firm in New York City.

   Thomas S. Johnson, 61, has been Chairman and Chief Executive Officer of the Corporation since joining the Corporation in August 1993. He was also President of the Corporation from August 1993 to October 1997. Mr. Johnson has served as President of both Chemical Bank and Manufacturers Hanover Trust Company. He is a Director of Alleghany Corporation, a company engaged in insurance and industrial products businesses, RR Donnelley & Sons, Inc., a printing company, Online Resources, a financial information services company, The Phoenix Companies, an insurance and wealth management company, and a number of not-for-profit organizations, including The Institute of International Education, The Asia Society, The Cancer Research Institute of America and WNET Channel 13, New York. He is Chairman of the Board of Trustees of Trinity College and of the Board of Directors of the United States Japan Foundation. A graduate of Trinity, he also has a masters degree in business administration from Harvard University.
   Charles B. McQuade, 60, has been a Director of the Corporation since its formation in August 1993. A graduate of Fordham College, Mr. McQuade also obtained a masters degree in business administration at the Bernard M. Baruch Graduate Business School. Mr. McQuade is the Chairman and Chief Executive Officer of the

Securities Industry Automation Corporation. Mr. McQuade serves as a Director of the Brooklyn Bureau of Community Service and Chairman of the Board of the Futures in Education Foundation, and serves on the Advisory Boards of the Center for Advanced Technology in Telecommunications (Polytechnic Institute) and The Stanton Heiskell Center for Public Policy in Telecommunications and Information Systems (City University of New York).

Directors Whose Term Expires in 2003

   Peter T. Paul, 58, has been a Director of the Corporation since March 1999. As a member of the Corporation's management, Mr. Paul served as a Vice Chairman from March 1999, following the Corporation's acquisition of Headlands Mortgage Company ("Headlands"), through April 2001. Since May 2001, the Corporation has retained Mr. Paul as a consultant to Messrs. Johnson and Bhatt, in their capacity as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of the Corporation and GreenPoint Bank. Mr. Paul founded Headlands, which began operations in 1986, and served as its Chairman, Chief Executive Officer and President. He is currently President of Headlands Group, LLC, an asset management company. Mr. Paul earned a BS degree from the University of New Hampshire and a MBA degree from Boston University. Mr. Paul is a Director of the Federal Agricultural Mortgage Corporation.

   Alvin N. Puryear, 64, has been a Director of the Corporation since its formation in August 1993. A graduate of Yale University, he received masters and doctorate degrees from Columbia University's Graduate School of Business Administration. Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship and Professor of Management at Bernard M. Baruch College of the City University of New York. He is a Director of the Bank of Tokyo-Mitsubishi Trust Company, American Capital Strategies, Ltd., a buyout and specialty finance company, the Presbyterian Church (U.S.A.) Investment and Loan Corporation, and The Interracial Council for Business Opportunity. Dr. Puryear is also a Trustee of the Community Service Society of New York.

   Robert P. Quinn, 66, has been a Director of the Corporation since its formation in August 1993. A graduate of the University of Notre Dame, Mr. Quinn was a General Partner and Managing Director of the investment banking firm of Salomon Brothers Inc. Mr. Quinn is a Trustee of G.E. Funds, a registered investment management company.

Directors Whose Term Expires in 2004

   Bharat B. Bhatt, 58, has been a Director of the Corporation since October 1997. Mr. Bhatt joined the Corporation in June 1995 as Vice Chairman and was appointed as the Corporation's President and Chief Operating Officer in October 1997. Mr. Bhatt served as the Chief Financial Officer of Shawmut National Corporation from 1992 to 1994, as a Senior Vice President at Mellon Bank from 1989 to 1992 and held various positions at Chemical Bank from 1971-1989. A graduate of the University of Bombay, Mr. Bhatt also attended the Management Program at the Harvard Business School. Mr. Bhatt is a member of The Institute of Chartered Accountants.

   Robert M. McLane, 72, has been a Director of the Corporation since its formation in August 1993. A graduate of Yale University, Mr. McLane is a retired Senior Vice President of Marsh & McLennan, Inc., an insurance brokerage corporation. He is presently a Director of several private corporations and is a Trustee of Greenwood Cemetery, Brooklyn, New York.

   Edward C. Schmults, 71, has been a Director of the Corporation since July 1994. Mr. Schmults served as Senior Vice President and General Counsel of GTE Corporation from February 1984 to June 1994. A graduate of Yale University, Mr. Schmults received a law degree from Harvard Law School. Mr. Schmults held various positions in government, including service as the Deputy Attorney General of the United States and Under Secretary of the United States Treasury Department. Mr. Schmults was a partner with White & Case, a law firm in New York City. Mr. Schmults is a Director of The Germany Fund, The Central European Equity Fund and Deutsche Asset Management VIT Funds, and Chairman of the Board of Trustees of The Edna McConnell Clark Foundation.

   Robert F. Vizza, 68, has been a Director of the Corporation since its formation in August 1993. He is the retired President and Chief Executive Officer of St. Francis Hospital, Roslyn, New York, and held the position of Dean of the School of Business of Manhattan College, in New York, for 18 years, prior to joining St. Francis Hospital. He is presently President and Chief Executive Officer of the Dolan Foundations and the Lustgarten Foundation for Cancer Research. Having earned a doctorate degree from the New York University Graduate School of Business Administration, Dr. Vizza also received an Honorary Doctorate of Laws degree from LaSalle College in Philadelphia, and is a Fellow of the International Academy of Management. He is a Director of the Phoenix Home Life Mutual Insurance Company, and chairs its Audit Committee, and is on the Planning Board of the Village of Old Brookville.

--------------------------------------------------------------------------------

             Securities Owned by Directors and Executive Officers

--------------------------------------------------------------------------------

   The following table sets forth, as of March 26, 2002, certain information as to the Common Stock beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Corporation as a group. No Director or executive officer beneficially owns directly or indirectly more than 1% of the outstanding Common Stock, other than Messrs. Johnson and Paul. All Directors and executive officers of the Corporation as a group beneficially own 6.57% of the outstanding Common Stock.

Name or                                                       Shares of Common Stock
Identity                                                     Beneficially Owned as of
of Group                                                     March 26, 2002(1)(2)(3)
--------                                                     ------------------------
Bharat B. Bhatt.............................................          932,855
Dan F. Huebner..............................................           56,130
S.A. Ibrahim................................................          297,104
William M. Jackson..........................................           91,346
Thomas S. Johnson...........................................        2,173,097
Jeffrey R. Leeds............................................          307,029
Robert M. McLane............................................          102,943
Charles B. McQuade..........................................          114,445
Peter T. Paul...............................................        1,508,811
Alvin N. Puryear............................................          102,164
Robert P. Quinn.............................................          119,632
Edward C. Schmults..........................................           57,446
Ramesh N. Shah..............................................          348,865
Robert F. Vizza.............................................           66,089
All Directors and Executive Officers as a Group (18 Persons)        6,541,749

--------
(1) For the definition of beneficial ownership, see footnote (1) to the table in "Voting Securities and Principal Holders Thereof."
(2) Includes certain shares of Common Stock owned by spouses, or as a custodian or trustee or by spouses as a custodian or trustee, over which shares of Common Stock such Director or executive officer effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(3) Includes certain shares of Common Stock allocated to executive officers under the ESOP, over which shares of Common Stock such officers effectively exercise sole or shared voting power.

Stock Ownership Guidelines

   The Board has adopted stock ownership guidelines for Directors and executive officers in order to encourage substantial equity ownership in the Corporation by those individuals who are in the best position to work to maximize stockholder value. Pursuant to these guidelines, each Director is expected to own Common Stock equal in value to 5 times the annual retainer. In addition, the Chairman of the Board and Chief Executive Officer is expected to own Common Stock equal in value to 5 times salary, the President and Chief Operating Officer is expected to own Common Stock equal in value to 3 times salary, and certain other officers are expected to own Common Stock equal in value to a multiple of salary depending on their positions. In all cases, eligible shares for purposes of the guidelines exclude stock options, but include shares obtained through the Corporation's employee benefit plans.

--------------------------------------------------------------------------------

                     Meetings and Committees of the Board

--------------------------------------------------------------------------------

   The Board conducts business through meetings of the Board and of its committees. During the fiscal year ended December 31, 2001, the Board held thirteen meetings. No Director attended fewer than 75% in the aggregate of the total number of meetings of the Board or committees on which such Director served during this period.

   The Audit Committee of the Board (the "Audit Committee") assists the Board in its oversight of the Corporation's financial reporting process, including meeting with both independent and internal auditors of the Corporation to review the plans and reports of such auditors and to recommend the appointment of the independent auditor. The Audit Committee currently consists of Dr. Puryear, as Chair, Messrs. McLane and McQuade, and Dr. Vizza. During the fiscal year ended December 31, 2001, the Audit Committee held five meetings.

   The Nominating Committee of the Board (the "Nominating Committee") recommends to the Board nominees for election to the Board. The Nominating Committee will consider nominees recommended by stockholders of the Corporation upon timely notice to the Secretary of the Corporation and in accordance with the Corporation's Bylaws. The Nominating Committee currently consists of Mr. Jackson, as Chair, and Messrs. Huebner and Quinn. During the fiscal year ended December 31, 2001, the Nominating Committee held one meeting.

   The Compensation Committee of the Board (the "Compensation Committee") reviews the performance and compensation of the officers of the Corporation, as well as the human resources policies of the Corporation, and makes recommendations to the Board with respect thereto. The Compensation Committee currently consists of Mr. Schmults, as Chair, and Messrs. Huebner, Jackson and Quinn. During the fiscal year ended December 31, 2001, the Compensation Committee held eight meetings.

--------------------------------------------------------------------------------

                            Audit Committee Report

--------------------------------------------------------------------------------

   The role of the Audit Committee is to assist the Board in its oversight of the Corporation's financial reporting process. The Board, in its business judgment, has determined that all members of the Committee are "independent" as required by, and meet the experience requirements of, the applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted and approved by the Board. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements, the Corporation's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the Corporation's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

   In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has received reports from management with respect to information technology consulting services relating to financial information systems design and implementation and any other services provided by the independent auditor, has considered whether the provision of those services by the independent auditor to the Corporation is compatible with maintaining the auditor's independence and has discussed with the auditor the auditor's independence.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the Corporation's financial statements are complete and accurate, that the audit of the Corporation's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation's auditor is in fact "independent."

   Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

   The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Exchange Act, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                              THE AUDIT COMMITTEE

                            Alvin N. Puryear, Chair
                               Robert M. McLane
                              Charles B. McQuade
                                Robert F. Vizza

--------------------------------------------------------------------------------

                            Directors' Compensation

--------------------------------------------------------------------------------

Directors' Fee Arrangements

   Employees of the Corporation or any subsidiary of the Corporation who are Directors receive no compensation for their service on the Board or the Board of Directors of GreenPoint Bank (the "Bank Board"). Directors, other than Mr. Paul, who are not officers or employees of the Corporation or any subsidiary of the Corporation ("Non-Employee Directors") receive an annual retainer of $30,000 payable in shares of Common Stock and fees of $1,000 per Board meeting and $1,000 per committee meeting. The Chairperson of each committee receives an additional fee of $500 per committee meeting. The Board and the Bank Board are identically constituted, and Non-Employee Director fees cover service on both the Board and the Bank Board. Non-Employee Directors are offered the option of participation in the medical insurance plan of GreenPoint Bank (the "Bank") which is available to the Bank's eligible employees. The Bank has also implemented a retirement plan for Non-Employee Directors. The maximum annuity benefit under this retirement plan is equal to the annual retainer fee paid to Non-Employee Directors. Only Non-Employee Directors who have accumulated ten or more years of service as a Director of the Bank and who retire from the Bank Board at age sixty-five or older or whose service as a Non-Employee Director is terminated because of disability, are eligible to receive the maximum annuity benefit.

   During May 2001, the Corporation entered into an agreement with Mr. Paul under which Mr. Paul will act as a consultant to Messrs. Johnson and Bhatt, in their capacity as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of the Corporation and the Bank. Although the agreement ends on May 1, 2003, either party can earlier terminate the agreement. During the term of the agreement, the Corporation will pay to Mr. Paul a consulting fee of $10,000 per month. Mr. Paul is not eligible to participate in any benefit, compensation or incentive plan maintained by the Corporation or the Bank for its Directors or employees. Mr. Paul has agreed that upon the cessation of his service as a consultant under the agreement, he shall automatically cease to be a member of the Board and the Bank Board.

Non-Employee Directors Stock Option Plans

   Under the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan") and the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan (the "2001 Plan"), Non-Employee Directors are eligible to receive stock options. The 2001 Plan replaced the Directors Stock Option Plan for stock option grants made in 2001 and subsequent years, as all of the 1,438,000 shares available for grant under the Directors Stock Option Plan have been granted. The total number of shares of Common Stock for which options may be granted under the 2001 Plan may not exceed 275,000 shares while the Plan is in effect, subject to certain adjustments.

   The Directors Stock Option Plan and the 2001 Plan are administered by the Compensation Committee. However, grants of stock options to participants, and the amount, nature and timing of such grants, are automatically determined and are not subject to the determination of the Compensation Committee.

   During the term of the 2001 Plan (and prior to 2001 under the Directors Stock Option Plan), Non-Employee Directors receive a non-qualified stock option to purchase 10,000 shares of Common Stock at a price equal to the fair market value at the time of the grant upon becoming a Director. In addition, on the day following the Corporation's Annual Meeting each year, each Non-Employee Director, other than Mr. Paul, receives a non-qualified stock option to purchase 4,000 shares of Common Stock at a price equal to the fair market value at the time of the grant, provided such individual continues to be a Non-Employee Director.

   The term of each stock option is ten years from the date of grant. The Directors Stock Option Plan will terminate on December 31, 2004 and the 2001 Plan will terminate on May 8, 2011.

--------------------------------------------------------------------------------

            Compensation Committee Report on Executive Compensation

--------------------------------------------------------------------------------

   The Compensation Committee (the "Committee") has responsibility for review and oversight of the Corporation's compensation programs, and for administering executive salary and incentive compensation plans. The following report discusses executive compensation objectives and policies and their relationship to corporate performance. Also, the report specifically discusses the Committee's bases for compensation of the Chief Executive Officer for 2001.

Executive Compensation Objectives and Policies

   The Corporation's executive compensation program is designed to be closely linked to corporate performance. The Corporation has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Corporation's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals contained in the Corporation's business strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes and rewards individual contributions, as well as overall business results. The Committee is of the view that compensation should be designed to stimulate performance improvement and profitable growth and should reward exceptional performance with remuneration that is commensurate with such performance. To this end, during 2001 total compensation for executive officers was designed to be approximately at the 75th percentile of the Corporation's peer group, as defined below, with the majority of compensation being at risk to performance.

   Each year the Committee conducts a comprehensive assessment of the effectiveness of the Corporation's compensation program. It includes a comparative analysis, produced by independent compensation and benefits consultants, of the Corporation's executive compensation, corporate performance and total return to stockholders compared to a peer group representing the Corporation's most direct competitors for executive talent. The strongest competitors for executive talent for most positions are believed to be the largest thrift institutions, specialty finance companies and mortgage banks throughout the country, as well as medium size commercial banks.

   The Committee determines the compensation of all of the executive officers of the Corporation, including the named executive officers whose compensation is detailed in this Proxy Statement. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than Mr. Johnson), the Committee gives weight to the recommendations of Mr. Johnson.

   The key elements of the Corporation's executive compensation program consist of base salary, annual performance-based cash incentives, and stock-based incentives such as stock options and restricted stock. In addition, while these elements of compensation are considered separately, the Committee's policies take into account the total compensation package of each executive officer, including pension benefits, supplemental retirement benefits, insurance and other benefits.

Compensation of Chief Executive Officer

   The Corporation's employment arrangement with Mr. Johnson provides him with a competitive package at approximately the 75th percentile of the Corporation's peer group. This package is described in detail in the "Executive Compensation" section of this Proxy Statement. The Committee designed this package for 2001 after consulting with and receiving the advice of its independent compensation and benefits consultants. Consistent with the Corporation's overall compensation policy, the Corporation's employment arrangement with Mr. Johnson is largely performance-based. Specifically, the arrangement is based on performance-based plans that link compensation to several measures of financial performance selected by the Committee. Consequently, a substantial percentage of Mr. Johnson's compensation is at risk and is directly linked to performance measures, which may include return on equity, return on assets, net income and earnings per share. The arrangement also provides that Mr. Johnson is to receive stock incentives intended to tie Mr. Johnson's compensation directly to future stockholder value. See footnote (2) to the "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" table of this Proxy Statement for a description of the amount and terms of stock options provided to Mr. Johnson.

   In evaluating Mr. Johnson's performance for 2001, the Committee is of the opinion that Mr. Johnson's work throughout 2001 was critical to the achievement of a successful year for the Corporation, during which its mortgage business performed at record levels and its consumer banking business exhibited very strong performance. Specifically, during 2001, the Corporation's mortgage business took advantage of favorable industry conditions to deepen its penetration of the residential mortgage market. This resulted in mortgage loan originations of $26.3 billion, which was more than double the origination volume in the prior year and, significantly, reflected an increase in market share. This growth was achieved while the mortgage business generated high sale margins and maintained excellent credit quality. Moreover, the Corporation's consumer banking business continued to build momentum in its sales oriented culture in a challenging interest rate environment, experiencing solid growth in core accounts, core deposits and fee income during 2001. Accordingly, for 2001, Mr. Johnson received $810,577 in base salary and an annual performance award of $1,849,600. In addition, pursuant to the Corporation's Comparative Award for Performance Program ("CAPP") under its 1999 Stock Incentive Plan, Mr. Johnson was awarded $1,170,000, of which $585,000 vested as of December 31, 2001 and $292,500 will vest on each of December 31, 2002 and 2003, respectively. In determining the amount of Mr. Johnson's CAPP award, the Committee first evaluated the Corporation's achievement during 2001 of specific performance criteria previously established by the Committee. The Committee then made a $500,000 reduction in the amount so determined. In making this reduction, the Committee considered the fact that the Corporation's 1998 acquisition of the BankAmerica Housing Services manufactured housing lending business proved to be unsuccessful, resulting in the Corporation's discontinuation of that business segment during 2001, as well as Mr. Johnson's request that his role in that unsuccessful acquisition be reflected in a reduced CAPP award. The $500,000 reduction in the award is equal to the portion of a special bonus paid to Mr. Johnson for the 1998 year that was predicated on completing that acquisition. For the same reasons, a reduction of $250,000 also was made by the Committee in the CAPP award made to Mr. Bhatt, the Corporation's President and Chief Operating Officer.

Deductibility of Executive Officer Compensation

   The Committee's policy with respect to the tax deductibility of executive compensation above $1 million is to structure benefit plans in a manner that permits the deductibility of such compensation under Section 162(m) of the Code when the Corporation can do so without materially compromising the objectives of its overall compensation program.

                          THE COMPENSATION COMMITTEE

                           Edward C. Schmults, Chair
                                Dan F. Huebner
                              William M. Jackson
                                Robert P. Quinn

--------------------------------------------------------------------------------

                            Executive Compensation

--------------------------------------------------------------------------------

Summary Compensation Table

   The following table sets forth the compensation paid by the Corporation during each of the years ended December 31, 2001, 2000 and 1999, respectively, to the Corporation's Chief Executive Officer and its four next highest paid executive officers.

                                                                         Long-Term Compensation
                                                                     -------------------------------
                                       Annual Compensation(1)                Awards          Payouts
                                 ----------------------------------- ----------------------- -------
                                                                                 Securities
                                                        Other Annual Restricted  Underlying   LTIP    All Other
      Name and Principal              Salary   Bonus    Compensation   Stock    Options/SARs Payouts Compensation
          Position(s)            Year  ($)     ($)(2)      ($)(3)    ($)(4)(5)      (#)      ($)(6)     ($)(7)
      ------------------         ---- ------- --------- ------------ ---------- ------------ ------- ------------
Thomas S. Johnson............... 2001 810,577 2,434,600    79,004          --     250,000       --      40,152
  Chairman and Chief             2000 750,000   450,000    70,770          --     425,000       --      63,653
   Executive Officer             1999 732,692   800,000    63,280          --     310,000       --      46,030

Bharat B. Bhatt................. 2001 548,462 1,382,800    18,411          --     200,000       --      57,048
  President and Chief            2000 500,000   220,000    18,704          --     290,000       --      80,961
   Operating Officer             1999 491,346   425,000    18,427          --     155,000       --      65,395

S.A. Ibrahim.................... 2001 353,731   843,000        --          --      90,000       --      63,712
  Chief Executive Officer and    2000 331,346   395,000        --     535,938      82,000       --      87,808
   President, GreenPoint         1999 292,403   260,000    22,825          --      65,000       --     355,482
   Mortgage Funding, Inc.(8)

Jeffrey R. Leeds................ 2001 306,154   451,000        --          --      75,000       --      35,529
  Executive Vice President       2000 290,000   156,000        --     364,438      70,000       --      58,916
   and Chief Financial Officer   1999 269,231   190,000        --          --      60,000       --      41,351

Ramesh N. Shah.................. 2001 353,731   518,000        --          --      85,000       --      42,802
  Executive Vice President,      2000 332,308   316,000        --     471,625      82,000       --      41,863
   Consumer Banking              1999 272,307   310,000        --          --      60,000       --      27,349

--------
(1) Annual compensation includes deferred compensation. Bonus amounts include all bonus payments earned for the years ended December 31, 2001, 2000 and 1999, including amounts paid in 2002, 2001 and 2000, respectively.
(2) During 2001, each named executive officer participated in the Corporation's Comparative Award for Performance Program ("CAPP") under its 1999 Stock Incentive Plan. Included in the 2001 bonus amount is the CAPP award earned and vested during 2001, based on the Corporation's achievement during 2001 of specific performance criteria, which award for Mr. Johnson is $585,000, for Mr. Bhatt is

   $400,000, for Mr. Ibrahim is $268,000, for Mr. Leeds is $151,000 and for Mr. Shah is $268,000. The CAPP award amount included for 2001 represents one half of the amount determined. Under CAPP, the named executive officers are scheduled to vest in the remaining one half of their 2001 CAPP award in equal parts on each of December 31, 2002 and 2003, respectively, subject to acceleration upon the occurrence of certain specified events.
(3) For each of the years ended December 31, 2001, 2000 and 1999, respectively, there were not (i) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year for anyone other than Mr. Johnson; (ii) payments of above-market preferential earnings on deferred compensation; (iii) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (iv) tax payment reimbursements for anyone other than Messrs. Bhatt and Ibrahim; or (v) preferential discounts on stock. Mr. Johnson's perquisites consisted of a $50,000 housing allowance in each of 2001, 2000 and 1999, $14,004, $20,770, and $13,280 for personal use of an automobile owned by the Corporation during 2001, 2000 and 1999, respectively, and a $15,000 reimbursement payment in 2001 for financial planning services. Mr. Bhatt received a tax payment reimbursement in the amount of $18,411, $18,704 and $18,427 for 2001, 2000 and 1999, respectively. During 1999, Mr. Ibrahim received a tax payment reimbursement in the amount of $22,825.
(4) On January 20, 2000, Mr. Ibrahim was granted 25,000 shares of restricted Common Stock ("Restricted Stock"), Mr. Leeds was granted 17,000 shares of Restricted Stock and Mr. Shah was granted 22,000 shares of Restricted Stock, which, in each case, vests three years from the date of grant. The rate at which the Restricted Stock vests is subject to acceleration upon the occurrence of certain specified events. At December 31, 2001, Mr. Ibrahim held 25,000 shares of Restricted Stock having a value of $893,750, Mr. Leeds held 17,000 shares of Restricted Stock having a value of $607,750 and Mr. Shah held 22,000 shares of Restricted Stock having a value of $786,500.
(5) Whenever Restricted Stock is granted to a named executive officer, the executive officer is entitled to receive and is paid on a current basis, with respect to each share of Restricted Stock granted, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock.
(6) There were no LTIP payouts made for the years ended December 31, 2001, 2000 and 1999.
(7) Includes (i) $27,528, $51,130 and $34,504, which is the value of shares of Common Stock allocated under the ESOP based on 2001, 2000 and 1999 compensation, respectively, for Mr. Johnson, $27,528, $51,130 and $34,504, which is the value of shares of Common Stock allocated under the ESOP based on 2001, 2000 and 1999 compensation, respectively, for Mr. Bhatt, $27,528, $34,141 and $18,502, which is the value of shares of Common Stock allocated under the ESOP based on 2001, 2000 and 1999 compensation, respectively, for Mr. Ibrahim, $27,528, $51,130 and $34,504, which is the value of shares of Common Stock allocated under the ESOP based on 2001, 2000 and 1999 compensation, respectively, for Mr. Leeds, and $27,528, $34,141 and $18,502, which is the value of shares of Common Stock allocated under the ESOP based on 2001, 2000 and 1999 compensation, respectively, for Mr. Shah;
    (ii) the Corporation's contributions to the GreenPoint 401(k) Savings Plan of $5,100, $5,100 and $4,800 for each of Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah for 2001, 2000 and 1999, respectively; (iii) the value of the life insurance premiums paid by the Corporation of $7,524, $7,423 and $6,726 for Mr. Johnson for 2001, 2000 and 1999, respectively, $4,902, $4,902 and $6,553 for Mr. Bhatt for 2001, 2000 and 1999, respectively, $2,622, $1,644 and $2,565 for Mr. Ibrahim for 2001, 2000 and 1999,
    respectively, $2,901, $2,686 and $2,047 for Mr. Leeds for 2001, 2000 and 1999, respectively, and $2,622, $2,622 and $4,047 for Mr. Shah for 2001,
    2000 and 1999, respectively; (iv) $19,518, $19,829 and $19,538, which is the value of Mr. Bhatt's personal use of an automobile owned by the Corporation for 2001, 2000 and 1999, respectively; (v) payments to Mr. Ibrahim during 2001, 2000 and 1999 in the amount of $28,462, $46,923 and $329,615, respectively, in connection with Mr. Ibrahim's relocation to California to assume his position with GreenPoint Mortgage Funding, Inc.; and (vi) a reimbursement payment of $7,552 to Mr. Shah for financial planning services during 2001.
(8) GreenPoint Mortgage Funding, Inc. is a wholly-owned subsidiary of the Corporation, the principal business activity of which is the origination and servicing of mortgage loans.

Fiscal 2001 Stock Option Grants

   The following table contains information concerning the grant of options to purchase Common Stock to the named executive officers during the year ended December 31, 2001. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Common Stock. The Corporation has not granted any freestanding stock appreciation rights ("SARs") to the named executive officers.

                            Individual Grants(1)
                  -----------------------------------------
                                                             Potential Realizable
                             % of Total                     Value at Assumed Annual
                  Number of   Options                        Rates of Stock Price
                    Shares    Granted                       Appreciation for Option
                  Underlying     to                                 Term(3)
-                   Option   Employees  Exercise Expiration -----------------------
      Name          Grants    in 2001   Price(2)    Date        5%          10%
      ----        ---------- ---------- -------- ---------- ----------  -----------
Thomas S. Johnson  250,000     15.60%    $36.12   02/09/11  $5,576,135  $14,227,830
Bharat B. Bhatt..  200,000     12.48%    $36.12   02/09/11  $4,460,908  $11,382,264
S.A. Ibrahim.....   90,000      5.61%    $36.12   02/09/11  $2,007,409  $ 5,122,019
Jeffrey R. Leeds.   75,000      4.68%    $36.12   02/09/11  $1,672,841  $ 4,268,349
Ramesh N. Shah...   85,000      5.30%    $36.12   02/09/11  $1,895,886  $ 4,837,462

--------
(1) The options shown were granted to Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah on February 9, 2001 and are exercisable at a rate of 33 1/3% per year beginning one year from the date of grant.
(2) The exercise price per share for each option is equal to the fair market value of the Common Stock on the date of grant.
(3) The potential realizable value is calculated in accordance with the disclosure rules promulgated by the Securities and Exchange Commission (the "Commission"). The hypothetical gains shown are based on compound annual rates of stock price appreciation of 5% and 10% from the date of grant to the expiration date. The assumed rates of growth are prescribed by the Commission and are for illustrative purposes only. They are not intended to predict future Common Stock prices. Actual realized value, if any, will depend on the market value of the Common Stock at the time of exercise, and no gain to the optionee is possible without an increase in the Common Stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information on the aggregate number of unexercised options to purchase Common Stock granted in all years to the named executive officers and held by them as of December 31, 2001 and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of Common Stock) as of December 31, 2001. Other than Messrs. Ibrahim, Leeds and Shah, none of the named executive officers exercised options during the fiscal year ended December 31, 2001. The Corporation has not granted any free-standing SARs to the named executive officers.

                                            Number of Securities      Value of Unexercised
                   Number of               Underlying Unexercised     In-the-Money Options
                    Shares                 Options at 12/31/01(2)       at 12/31/01(2)(3)
                  Acquired on    Value    ------------------------- -------------------------
      Name         Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
      ----        ----------- ----------- ----------- ------------- ----------- -------------
Thomas S. Johnson        0    $        0   1,488,332     636,668    $21,970,821  $4,429,804
Bharat B. Bhatt..        0    $        0     669,998     445,002    $ 7,015,298  $2,954,389
S.A. Ibrahim.....   50,000    $  612,968     200,665     166,335    $ 1,345,157  $  860,968
Jeffrey R. Leeds.   65,000    $1,409,564     188,333     141,667    $ 1,673,641  $  740,421
Ramesh N. Shah...   50,000    $1,020,640     230,667     159,667    $ 2,168,509  $  854,921

--------
(1) The value realized as shown represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.
(2) On January 28, 1995, Mr. Johnson was granted an option to purchase 680,000 shares of Common Stock. On June 19, 1995, Mr. Bhatt was granted an option to purchase 150,000 shares of Common Stock. On September 12, 1995, Mr. Leeds was granted an option to purchase 100,000 shares of Common Stock. On June 3, 1996, Mr. Shah was granted an option to purchase 110,000 shares of Common Stock. On January 29, 1997, Messrs. Johnson, Bhatt, Leeds and Shah were each granted an option to purchase 230,000, 160,000, 40,000 and 50,000 shares of Common Stock, respectively. On March 31, 1997, Mr. Ibrahim was granted an option to purchase 130,000 shares of Common Stock. On January 13, 1998, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah were each granted an option to purchase 230,000, 160,000, 50,000, 50,000 and 60,000 shares of
    Common Stock, respectively. On January 21, 1999, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah were each granted on option to purchase 310,000, 155,000, 65,000, 60,000 and 60,000 shares of Common Stock, respectively. On January 20, 2000, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah were each granted an option to purchase 425,000, 290,000, 82,000, 70,000 and 82,000 shares of Common Stock, respectively. On February 9, 2001, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah were each granted an option to purchase 250,000, 200,000, 90,000, 75,000 and 85,000 shares of Common Stock, respectively. On January 23, 2002, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah were each granted an option to purchase 240,000, 181,000, 80,000, 70,000 and 70,000 shares of Common Stock, respectively. Pursuant to the GreenPoint Financial Corp. 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan") and the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan (the "1994 Stock Incentive Plan"), the options were granted at fair market value and expire after ten years. The options granted before 1997 vest over four years and the options granted after 1996 vest over three years. The period over which the options vest is subject to acceleration upon the occurrence of certain specified events. The options granted during 2002 are not reflected in this table.
(3) The value of unexercised in-the-money options as shown represents the difference between the fair market value of the Common Stock on December 31, 2001 and the exercise price of the options.-

Stock Performance Graph

   The following graph shows a comparison of cumulative total stockholder return on the Common Stock from December 31, 1996 to December 31, 2001, with the cumulative total returns of both a broad-market index and a peer group index. The broad-market index chosen was the S&P 500 Total Return Index produced by SNL Securities ("SNL"), and the peer group index chosen was all publicly-traded thrift institutions with total assets in excess of $5 billion also produced by SNL. The Common Stock began trading on January 28, 1994. The graph depicts a limited period of time. As a result, the graph may not be indicative of possible future performance of the Common Stock.



                                               Period Ending
                           12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
Index                      -------- -------- -------- -------- -------- --------
GreenPoint Financial Corp.  100.00   155.21   152.75   106.47   191.99   172.18
S&P 500...................  100.00   133.37   171.44   207.52   188.62   166.22
SNL $5B+ Thrift Index.....  100.00   169.42   148.69   114.19   203.91   201.88

Employment Agreements

   The Corporation has an employment agreement with Mr. Johnson as Chairman and Chief Executive Officer of the Corporation (the "Employment Agreement"). The Employment Agreement provides for a base salary of not less than $500,000 per year and an annual performance award of between 0% and 230% of base salary with a target award of 115%, with a greater or lesser award percentage being paid based on performance.

   Under the Employment Agreement, the Corporation will provide Mr. Johnson with a supplemental retirement benefit, after offset of all other retirement benefits received by him and social security, of 60% of his final average pay, which is defined as the average of his highest three years of base salary and annual performance awards. The Employment Agreement provides Mr. Johnson with termination benefits under defined circumstances of $2 million, plus any accrued but unpaid base salary and a pro rata annual performance award. The Employment Agreement also provides Mr. Johnson with certain disability and death benefits, and certain post-employment insurance benefits.

   Mr. Johnson is entitled to a change in control payment if, subsequent to a change in control (as defined in the Employment Agreement), his employment is terminated by the Corporation without cause, or if he terminates his employment for good reason. Any termination by Mr. Johnson during the thirty-day period immediately following the first anniversary of a change in control constitutes termination for good reason. The change in control payment consists of all accrued but unpaid base salary and a pro rata portion of Mr. Johnson's annual performance award for the year in which the termination occurs, plus an amount equal to three times the sum of Mr. Johnson's base salary and annual performance award, plus an additional amount determined pursuant to any retirement or supplemental retirement plan in which Mr. Johnson participates.

   The Employment Agreement also provides that if Mr. Johnson's employment is terminated for cause, he will not compete with the Corporation or the Bank for a period of one year thereafter. The Employment Agreement has a three-year term that is extended on a rolling basis.

   The Corporation also has an employment agreement with Mr. Bhatt as President and Chief Operating Officer (the "Agreement"). The Agreement provides for an annual base salary of not less than $325,000 and an annual performance award of between 0% and 180% of base salary with a target award of 90%, with a greater or lesser award percentage being paid based on performance. The Agreement has a three-year term that is extended on a rolling basis. Under the Agreement, the Corporation will provide Mr. Bhatt with a supplemental retirement benefit, after offset of all other retirement benefits received by him and social security, of 60% of his final average pay, which is defined as the average of his highest three years of base salary and annual performance awards.

   The Agreement provides Mr. Bhatt with termination benefits under defined circumstances. In addition, a termination payment is payable upon a termination by Mr. Bhatt of his employment for any reason during the thirty-day period immediately following a change of control (as defined in the Agreement). The termination payment under these circumstances consists of all accrued but unpaid base salary and a pro rata portion of Mr. Bhatt's annual performance award for the year in which the termination occurs, plus an amount equal to three times the sum of Mr. Bhatt's base salary and annual performance award, plus an additional amount determined pursuant to any retirement or supplemental retirement plan in which Mr. Bhatt participates. The Agreement also provides Mr. Bhatt with certain disability and death benefits, and certain post-employment insurance benefits.

   The Corporation also has entered into Change in Control Agreements with each of Messrs. Ibrahim, Leeds and Shah (the "Change in Control Agreements"). Each of the Change in Control Agreements has a three-year term. The term of each of the Change in Control Agreements is extended on an annual basis. The Change in Control Agreements provide each officer with a termination payment upon the occurrence of a change in control (as defined in the Change in Control Agreements) followed at any time during the term of the Change in Control Agreements by the involuntary termination or certain voluntary terminations of the officer's employment, other than for cause. The termination payment consists of an amount equal to three times the sum of the officer's then base salary and annual bonus plus the amount of any contributions made to any employee benefit plan by the Corporation on behalf of the officer for three years after his termination of employment. In addition, under each of the Change in Control Agreements, each of the officers will be permitted to continue coverage under certain of the plans maintained by the Corporation.

   Under the Employment Agreement, the Agreement and the Change in Control Agreements, payments in the event of a change in control, including other payments that might be made as a result of the change in control, may constitute an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax (under Section 4999 of the Code) on the recipient and denial of the deduction for such excess amounts to the Corporation. The Employment Agreement and the Agreement contain gross-up provisions with respect to any excise tax the executive may incur as a result of an excess parachute payment.

   In the event of Mr. Leeds' involuntary termination of employment for any reason other than for cause or a change in control, Mr. Leeds will receive a payment equal to his then annual base salary.

   Each of Messrs. Ibrahim, Leeds and Shah is eligible to receive a supplemental retirement benefit, after offset of all other retirement benefits received by each executive and social security, of 25% of each executive's final average pay, which is defined as the average of each executive's highest three years of base salary and annual performance awards.

1999 Stock Incentive Plan

   The purpose of the 1999 Stock Incentive Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers, employees and/or consultants and to continue to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value. It provides that the total number of shares of Common Stock available for grant is 4,700,000 shares. The 1999 Stock Incentive Plan is administered by the Compensation Committee. Among other things, the Committee has the authority to select officers, employees, and/or consultants to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards.

   Awards under the 1999 Stock Incentive Plan may be granted in any one or a combination of stock options, stock appreciation rights, restricted stock, performance units and other Common Stock-based awards. No single participant may be granted stock options and SARs pursuant to the 1999 Stock Incentive Plan covering in excess of 800,000 shares of Common Stock in any calendar year. Stock options granted under the plan must have an exercise price of not less than fair market value on the date of grant. Adjustments in the number and type of shares and other equitable adjustments may be made by the Board or the Compensation Committee in the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend or any other similar event. Awards may be granted for such terms as the Compensation Committee may determine, except that the term of a stock option may not exceed ten years from its date of grant. Awards outstanding on the termination date of the 1999 Stock Incentive Plan shall not be affected or impaired by such termination.

1994 Stock Incentive Plan

   The 1994 Stock Incentive Plan is intended to help the Corporation attract, retain and provide appropriate incentives for management personnel. Awards under the 1994 Stock Incentive Plan may be granted in any one or a combination of stock options, limited rights and restricted stock. The Compensation Committee administers the plan and authorizes the employees to whom awards are granted, the number of awards granted and the specific terms and conditions of each grant, subject to the provisions of the plan. Awards under the plan must have an exercise price of not less than fair market value at the date of grant. Adjustments in the number and type of shares and other equitable adjustments may be made by the Board or the Compensation Committee in the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split or any other similar event. In each calendar year, no individual may be granted stock options on more than 800,000 shares of Common Stock. Substantially all of the 10.8 million shares available for grant under the plan have been granted. The 1994 Stock Incentive Plan will terminate on January 28, 2004. Awards granted and outstanding when the plan terminates are not affected or impaired by the termination.

1999 Annual Incentive Plan

   Under the GreenPoint Financial Corp. 1999 Annual Incentive Plan (the "1999 Annual Incentive Plan"), certain executive officers of the Corporation are eligible to receive annual incentive compensation based on performance. The plan is intended to provide the Corporation's most senior executive officers with financial incentives to meet and exceed predetermined goals for specified performance criteria selected by the Compensation Committee each year from one or more of the following criteria: (i) return on equity, (ii) return on assets,
(iii) earnings per share, (iv) net income and (v) achievement of predetermined strategic milestones. Target levels may be specified relative to budgeted or other internal goals, or relative to the performance of one or more peer groups. In addition, performance goals may be stated as alternatives, or as combinations. The maximum amount payable annually to each of the eligible officers is $3 million. During 2001, Messrs. Johnson, Bhatt, Ibrahim, Leeds and Shah participated in this plan, during 2000, Messrs. Johnson, Bhatt, Ibrahim and Shah participated in this plan and, during 1999, Messrs. Johnson and Bhatt participated in this plan.

Other Benefit Plans

   Pension Plan. As of May 6, 1996, the benefit formula under the Corporation's defined benefit plan (the "Pension Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. For service periods after May 5, 1996, this account balance is to be increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's eligible base salary. Generally, the interest credit percentage will be established each October 1st and will represent the average of the one-year U.S. Treasury bill rate during the immediately preceding August, May, February and November, plus 1%. The contribution credit percentage ranges from 3% to 6% depending on the participant's years of service with the Corporation. Employees who were participants on May 6, 1996 who had at least ten years of service with the Corporation and who were at least age 50 or whose age plus years of service totaled at least 75 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula. The grandfathered formula is equal to 2% of the participant's average annual compensation during the 60 consecutive calendar months within the participant's 120 consecutive calendar months of participation affording the highest such average, multiplied by the participant's years of credited service, limited to 60% of the final three years of average annual compensation.

   Employees are enrolled in the Pension Plan following the completion of one year of service. The normal retirement age is the later of age 65 and the fifth anniversary of the employee's date of hire, although earlier options are available. The Pension Plan has a five-year vesting provision, and participants who are vested may receive their account balance or annuity equivalent if they leave the employ of the Corporation before retirement. Annual pension benefits attributable to amounts in excess of the limits imposed under the Code are provided under the Corporation's Supplemental Executive Retirement Plan and not under the Pension Plan. In addition, other supplemental retirement benefits payable to certain officers of the Corporation are not provided under the Pension Plan. As of December 31, 2001, the estimated annual Pension Plan benefit payable upon normal retirement age (assuming the individual continues to work to age 65 at the current rate of compensation and a 6% interest credit percentage) for Mr. Johnson, Mr. Bhatt, Mr. Ibrahim, Mr. Leeds and Mr. Shah was $12,100, $10,700, $22,900, $15,800 and $16,300, respectively.

   Incentive Compensation Plan. The Corporation maintains an incentive compensation plan for certain officers of the Corporation (the "Incentive Plan"). Generally, officers with the title of Vice President and above are eligible to participate in the Incentive Plan. Mr. Leeds participated in this plan in 2000 and 1999. Messrs. Ibrahim and Shah participated in this plan in 1999. The Incentive Plan provides for cash payments to these officers, as determined in the sole discretion of the Corporation, based upon the Corporation's performance relative to predetermined financial goals, as well as the performance of the business unit or the staff unit to which each officer is assigned and the individual performance of each officer.

--------------------------------------------------------------------------------

                   Transactions with Certain Related Persons

--------------------------------------------------------------------------------

   The Corporation's policies require that all transactions between the Corporation and its executive officers, Directors, holders of 10% or more of its Common Stock and affiliates thereof, contain terms no less favorable to the Corporation than could have been obtained by it in arms-length negotiations with unaffiliated persons. In addition, with respect to loans, the Corporation's policies prohibit the granting of loans at an interest rate discount or with any other favorable features to officers at and above the Senior Vice President level and further require that loans to any such person must be approved by the Board. As of March 26, 2002, no such loans had been made.

--------------------------------------------------------------------------------

                         Beneficial Ownership Reports

--------------------------------------------------------------------------------

   Pursuant to regulations promulgated under the Exchange Act, the Corporation's executive officers and Directors and persons who own more than 10% of the Common Stock are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Corporation with copies of all such ownership reports that are filed. Based solely on the Corporation's review of the copies of such ownership reports which it has received in the past fiscal year or the current fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Corporation believes that all persons subject to such reporting requirements have complied with such reporting requirements.

--------------------------------------------------------------------------------

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITOR

--------------------------------------------------------------------------------
   The Board has appointed PricewaterhouseCoopers LLP
("PricewaterhouseCoopers") to perform the audit of the Corporation's financial statements for the year ending December 31, 2002, subject to ratification by the Corporation's stockholders at the Meeting. PricewaterhouseCoopers served as the independent auditor of the Corporation for the year ended December 31, 2001.

   The following table contains information concerning aggregate fees billed to the Corporation by PricewaterhouseCoopers for professional services rendered for the year ended December 31, 2001.

                         Financial Information Systems  All Other
              Audit Fees Design and Implementation Fees   Fees
              ---------- ------------------------------ ---------
              $1,445,954            $906,766            $941,850

   Representatives from PricewaterhouseCoopers will be present at the Meeting, and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

   The affirmative vote of the holders of a majority of the Common Stock present at the Meeting, in person or by proxy, and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as the Corporation's independent auditor for the year ending December 31, 2002. Abstentions and broker non-votes will have the same effect as a vote against ratification of the appointment of PricewaterhouseCoopers LLP.

   THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2002.

--------------------------------------------------------------------------------

                                 OTHER MATTERS

--------------------------------------------------------------------------------

   The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------

                MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

--------------------------------------------------------------------------------

   Certain stockholders who share the same address will receive only one copy of the Proxy Statement and the Corporation's 2001 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Corporation at (212) 834-1202 or by writing to the Secretary of the Corporation. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

--------------------------------------------------------------------------------

                                 MISCELLANEOUS

--------------------------------------------------------------------------------

   The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc. will assist the Corporation in soliciting proxies for the Meeting and will be paid a fee of $11,000 plus reimbursement for out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, Directors, and officers and other employees of the Corporation may solicit proxies personally or by telephone, telegram or other means of communication without additional compensation.

   The Corporation's 2001 Annual Report to Stockholders, including financial statements, was mailed to all stockholders with the Proxy Statement, except in the case of "householding" as described in this Proxy Statement, or stockholders who consented previously to receive these documents electronically via the Internet. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

--------------------------------------------------------------------------------
   In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at 90 Park Avenue, New York, New York 10016, no later than November 29, 2002. Any such proposal shall be subject to the requirements of the Corporation's Bylaws and the proxy rules adopted under the Exchange Act.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Howard C. Bluver

                                        Howard C. Bluver
                                        Secretary

New York, New York

March 29, 2002

--------------------------------------------------------------------------------

                          ANNUAL REPORT ON FORM 10-K

--------------------------------------------------------------------------------

   A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT THE ADDRESS STATED HEREIN.

                          GreenPoint Financial Corp.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS--MAY 14, 2002

The undersigned hereby appoints Thomas S. Johnson, Jeffrey R. Leeds and Ramesh Shah, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all common stock, par value $.01 per share, of GreenPoint Financial Corp., a Delaware corporation, that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders to be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, New York, New York, on Tuesday, May 14, 2002 at 11:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of GreenPoint Financial Corp. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, WITH RESPECT TO ITEM 3, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    SEE REVERSE
                                                                       SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (triangle up) Detach here from proxy voting card. (triangle up)

The Board of Directors recommends a vote FOR Proposals 1 and 2.
                                         ---
                                                                              ---
                                                                 Please mark   X
                                                                your votes as ---
                                                                indicated in
                                                                this example.



                          FOR all nominees   WITHHOLD
                          (except as noted authority to
                          to the contrary  vote for all
                               below)        nominees
1. Election of Directors        [_]             [_]             2. Ratification of appointment of
   Nominees:                                                       PricewaterhouseCoopers LLP as            FOR    AGAINST ABSTAIN
                                                                   the Corporation's independent            [_]      [_]     [_]
                                                                   auditor for the year ending
                                                                   December 31, 2002.

01-Dan F. Huebner        03-Thomas S. Johnson                   3. In their discretion on such other
02-William M. Jackson    04-Charles B. McQuade                     matters as may properly
                                                                   come before the meeting or
                                                                   any adjournment thereof.

                                                                         I consent to future access to the Corporation's
                                                                         Annual Reports and Proxy Statements                 [_]
                                                                         electronically via the Internet. I understand that
(Instruction: To withhold authority to vote for any individual           the Corporation may no longer distribute printed
nominee write that nominee's name on the space provided below.)          materials to me for any future stockholder
                                                                         meeting until such consent is revoked. I
                                                                         understand that I may revoke my consent at any
_____________________________________________________________            time.
                                                                         Please sign and date below and return in enclosed
                                                                         envelope promptly or use the telephone or Internet
                                                                         voting procedure.

                                                                         Date:________________________________________,2002

                                                                         __________________________________________________
                                                                         Signature(s)
                                                                         Note: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner
                                                                         should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy is
                                                                         submitted by a corporation or partnership, it should be
                                                                         executed in the full corporate or partnership
                                                                         name by a duly authorized person.



-----------------------------------------------------------------------------------------------------------------------------------
                        *** IF YOU WISH TO VOTE BY TELEPHONE OR BY INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***
-----------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
               (triangle up) FOLD AND DETACH HERE (triangle up)

 TO ACCESS THE CORPORATION'S CURRENT ANNUAL REPORT AND PROXY STATEMENT, PLEASE
                         LOG ON TO WWW.GREENPOINT.COM
                 Your vote is important! . Vote 24 hours a day
It's your choice: fast, convenient--and your vote is immediately confirmed and posted


[X] Vote by Telephone                or                  [X]   Vote by Internet




Just follow these 4 easy steps:                         Just follow these 4 easy steps:
1.  Read the Proxy Statement. Keep this proxy           1.  Read the Proxy Statement. Keep this proxy
    card handy as a reference while you vote.               card handy as a reference while you vote.

2.  Call the toll-free number 1-800-435-6710            2.  Go to Mellon's website registration
    on a touch-tone telephone anytime                       page at http://www.eproxy.com/gpt
    prior to 4:00 p.m. Eastern Time on                      anytime prior to 4:00 p.m.
    May 13, 2002. There is no charge for                    Eastern Time on May 13, 2002.
    this call.

3.  Enter your Control Number located on                3.  Enter your Control Number located
    the lower right-hand corner of this                     on the lower right-hand corner of this
    proxy card.                                             proxy card.

4.  Follow the recorded instructions.                   4.  Follow the instructions at
                                                            http://www.eproxy.com/gpt


Your telephone or Internet vote authorizes the named Proxies to vote in the same manner as if you marked, signed and returned your proxy card. It is not necessary to return the printed proxy card if you vote by telephone or Internet.
--------------------------------------------------------------------------------